Exhibit 99.1

Lands’ End Announces First Quarter of Fiscal 2014 Results
Dodgeville, WI - June 12, 2014 - Lands’ End, Inc. (NASDAQ: LE) today announced financial results for the first quarter ended May 2, 2014.

First Quarter Highlights:

•	The Lands’ End separation from Sears Holdings Corporation was completed on April 4, 2014.

•
Merchandise sales and services, net increased 3.6% to $330.5 million from the first quarter last year. This was comprised of an increase in the Direct segment of 4.8% to $276.0 million and a decrease in the Retail segment of 2.3% to $54.4 million; same store sales increased 3.4%.

•	Gross margin increased approximately 60 basis points to 49.0% from the first quarter last year.

•
Selling and administrative expenses increased 0.9% to $138.2 million and included approximately $1.0 million of stand-alone public company related costs as compared to the first quarter last year. As a percentage of Merchandise sales and services, net, Selling and administrative expenses decreased 110 basis points to 41.8% compared to the first quarter last year.

•	Operating income increased 57.1% to $18.8 million compared to $12.0 million last year.

•	Net income increased 48.1% to $10.9 million compared to $7.3 million last year.

•	Diluted earnings per share increased 48.1% to $0.34 from $0.23 last year.

•	Adjusted EBITDA[1] increased 35.2% to $23.8 million compared to $17.6 million last year.

Edgar Huber, Lands’ End’s President and Chief Executive Officer, stated, “We are very pleased with our first quarter results and our progress towards growing the business and building Lands’ End into a global lifestyle brand.  We are encouraged by the positive customer response to our merchandising and marketing strategies and remain focused on improving the contemporary relevance of the Lands’ End brand.  Despite a very challenging retail apparel environment, we drove strong earnings growth through an improved merchandise assortment architecture, more targeted promotions, improved inventory management and continued expense controls.   In the first quarter, merchandise sales and services revenue increased 3.6% to $330.5 million while gross margin improved approximately 60 basis points to 49.0% and operating income increased 57.1% to $18.8 million. We are excited to be operating, once again, as an independent public company and believe we are well positioned to execute against our strategic initiatives to drive sales and earnings growth.”

First Quarter Results
Merchandise sales and services, net increased 3.6% to $330.5 million in the first quarter of 2014 from $319.0 million in the first quarter of 2013. Merchandise sales and services, net in the Direct segment increased 4.8% to $276.0 million and was driven by growth in the U.S. consumer business. Merchandise sales and services, net in the Retail segment decreased 2.3% to $54.4 million driven by a decrease in the number of Lands’ End Shops at Sears and a decrease in Shop Your Way redemption credits resulting from the commercial agreements entered into with Sears Holdings Corporation and its subsidiaries as part of the Company’s separation, partially offset by an increase in same store sales. Same store sales in the Retail segment increased 3.4%, driven by higher sales in the Company’s Lands’ End Shops at Sears. On May 2, 2014, the Company operated 251 Lands’ End Shops at Sears and 14 independent Inlet stores.

Gross margin increased 4.8% to $162.0 million and increased approximately 60 basis points to 49.0% in the first quarter of 2014 compared to the first quarter of 2013. The increase in Gross margin was driven primarily by an increase in Gross margin in the Direct segment, which improved 160 basis points to 49.6%, and was fueled by significantly higher Gross margin in the U.S. consumer business attributable to improved merchandise assortment architecture and more targeted promotions. Gross margin in the Retail segment decreased approximately 450 basis points to 46.1% driven primarily by lower gross margins associated with an increased mix of clearance units and by incremental net costs associated with the Shop Your Way program.

Selling and administrative expenses increased 0.9% to $138.2 million in the first quarter of 2014 compared to the first quarter of 2013 primarily due to approximately $1.0 million of stand-alone public company related expenses. As a percentage of Merchandise sales and services, net, Selling and administrative expenses decreased 110 basis points to 41.8%.

Depreciation and amortization expense decreased 11.5% to $5.0 million in the first quarter of 2014 from $5.7 million in the first quarter of 2013 primarily attributable to an increase in fully depreciated assets.

As a result of the above factors, Operating income in the first quarter of 2014 increased 57.1% to $18.8 million compared to $12.0 million in the first quarter of 2013.

Interest expense was $1.9 million in the first quarter and was attributable to higher debt levels and costs related to the issuance of the term loan used to pay a $500 million dividend to a subsidiary of Sears Holdings Corporation immediately prior to the separation.

Income tax expense was $6.1 million for the first quarter of 2014 compared to $4.6 million in the first quarter of 2013. The effective tax rate was 36.1% in the first quarter of 2014 compared to 38.7% in the first quarter of 2013. The change in our effective tax rate was primarily due to decreased effective state tax rates and one-time separation related items.

Net income increased 48.1% to $10.9 million, or $0.34 per diluted share, in the first quarter of 2014 compared to $7.3 million, or $0.23 per diluted share, in the first quarter of 2013.

Adjusted EBITDA1 increased 35.2% to $23.8 million in the first quarter of 2014 from $17.6 million in the first quarter of 2013.

Cash flow generated from operating activities was $31.4 million for the first quarter of 2014 compared to $19.5 million in the first of quarter of 2013. The increase was primarily attributable to more efficient inventory management and an increase in Net income.

Balance Sheet Highlights

Cash was $65.0 million on May 2, 2014 compared to $21.8 million on May 3, 2013. The increase in cash was driven by our retention of cash beginning with our separation April 4, 2014 from Sears Holdings Corporation, more efficient inventory management and an increase in Net income.
The Company had $160.2 million of availability under its asset-based senior secured credit facility and had long-term debt of $509.9 million as of May 2, 2014. Inventory decreased 5.4% to $327.0 million and Accounts receivable increased 43.1% to $39.8 million on May 2, 2014 from Inventory of $345.6 million and Accounts receivable of $27.8 million on May 3, 2013. The increase in Accounts receivable was primarily related to amounts owed from Sears Holdings Corporation following the separation, and the timing of sales in the Lands’ End Business Outfitters business.

About Lands’ End, Inc.

Lands’ End® is a classic American lifestyle brand with a passion for quality, legendary service, real value and a simple two-word promise to stand behind everything it sells: Guaranteed. Period.® Lands’ End delivers timeless style for Men, Women, Kids and the Home at landsend.com, 1-800-800-5800, Lands’ End Shops at Sears, Lands’ End Inlets and around the world.  Lands’ End is publicly traded and listed on NASDAQ under the trading symbol (LE).

Forward-Looking Statements

Certain statements in this press release and oral statements made from time to time by representatives of the Company are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In particular, statements regarding the Company’s guidance, outlook, future financial and operating results and any other statements about the Company’s future expectations, beliefs or prospects expressed by management are forward-looking statements. These forward-looking statements are based on management’s current expectations and beliefs, but they involve a number of risks and uncertainties that could cause actual results or events to differ materially from those indicated by such forward-looking statements. Statements preceded or followed by, or that otherwise include, the words “believes,” “expects,” “anticipates,” “intends,” “project,” “estimates,” “plans,” “forecast,” “is likely to” and similar expressions or future or conditional verbs such as “will,” “may,” “would,” “should” and “could” are generally forward-looking in nature and not historical facts. Such statements are based upon the current beliefs and expectations of our management and are subject to significant risks and uncertainties. Actual results may differ materially from those set forth in the forward-looking statements.
Important factors that could cause actual results to differ materially from expectations are disclosed under the “Risk Factors” section of the 10-K for the fiscal year ended January 31, 2014, filed with the Securities and Exchange Commission on March 25, 2014, and in the Company’s Form 10 filed with the Securities and Exchange Commission on March 17, 2014. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date such statements are made. While we believe that our forecasts and assumptions are reasonable, we caution that actual results may differ materially. If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may vary materially from what we projected. Consequently, actual events and results may vary significantly from those included in or contemplated or implied by our forward-looking statements. The Company does not undertake any obligation to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise.

Contacts

ICR
John Rouleau / Rachel Schacter
203-682-8200
John.Rouleau@icrinc.com
Rachel.Schacter@icrinc.com

Lands’ End, Inc.
Michele Casper
Director of Public Relations
(608) 935-4633
Michele.Casper@landsend.com

Lands’ End, Inc.
Mike Rosera
Chief Operating Officer and Chief Financial Officer
(608) 935-9341

-Financial Tables Follow-

LANDS’ END, INC.
Condensed Consolidated and Combined Balance Sheets
(Unaudited)

(in thousands, except share data)	May 2, 2014	May 3, 2013	January 31, 2014
ASSETS
Current assets
Cash	$64,976	$21,755	$22,411
Restricted cash	3,300	3,300	3,300
Accounts receivable, net	39,800	27,819	33,617
Inventories, net	326,973	345,606	369,928
Prepaid expenses and other current assets	29,663	28,217	21,993
Total current assets	464,712	426,697	451,249
Property and equipment
Land, buildings and improvements	105,266	103,043	104,812
Furniture, fixtures and equipment	78,260	71,088	75,625
Computer hardware and software	64,942	62,724	65,810
Leasehold improvements	12,347	12,668	12,517
Gross property and equipment	260,815	249,523	258,764
Less accumulated depreciation	162,159	144,530	157,668
Total property and equipment, net	98,656	104,993	101,096
Goodwill	110,000	110,000	110,000
Intangible assets, net	530,683	533,314	531,342
Other assets	23,703	725	588
TOTAL ASSETS	$1,227,754	$1,175,729	$1,194,275
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$76,091	$70,967	$115,387
Deferred tax liabilities	3,732	3,171	4,019
Other current liabilities	108,776	98,026	83,955
Total current liabilities	188,599	172,164	203,361
Long-term debt	509,850	—	—
Long-term deferred tax liabilities	168,349	195,579	195,534
Other liabilities	15,630	3,086	3,066
TOTAL LIABILITIES	882,428	370,829	401,961
Commitments and contingencies
STOCKHOLDERS' EQUITY
Common stock, par value $0.01- authorized: 480,000,000 shares; issued and outstanding: 31,956,521	320	—	—
Additional paid-in capital	340,176	—	—
Retained earnings	5,946	—	—
Net parent company investment	—	808,866	794,309
Accumulated other comprehensive loss	(1,116)	(3,966)	(1,995)
Total stockholders’ equity	345,326	804,900	792,314
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,227,754	$1,175,729	$1,194,275

LANDS’ END, INC.
Condensed Consolidated and Combined Statements of Comprehensive Operations
(Unaudited)

	13 Weeks Ended
(in thousands except per share data)	May 2, 2014	May 3, 2013
REVENUES
Merchandise sales and services, net	$330,483	$319,035
COSTS AND EXPENSES
Cost of sales (excluding depreciation and amortization)	168,461	164,447
Selling and administrative	138,206	136,976
Depreciation and amortization	5,002	5,652
Other operating expense, net	20	—
Total costs and expenses	311,689	307,075
Operating income	18,794	11,960
Interest expense	1,925	—
Other income, net	137	1
Income before income taxes	17,006	11,961
Income tax expense	6,138	4,625
NET INCOME	$10,868	$7,336
Other comprehensive income (loss), net of tax
Foreign currency translation adjustments	879	(805)
COMPREHENSIVE INCOME	$11,747	$6,531
NET INCOME PER COMMON SHARE ATTRIBUTABLE TO STOCKHOLDERS
Basic:	$0.34	$0.23
Diluted:	$0.34	$0.23

Basic weighted average common shares outstanding(a)	31,957	31,957
Diluted weighted average common shares outstanding(a)	31,957	31,957

(a) On April 4, 2014, Sears Holdings Corporation distributed 31,956,521 shares of Lands' End common stock. The computation of basic and diluted shares for all periods through April 4, 2014 were calculated using the shares distributed on April 4, 2014.

Use and Definition of Non-GAAP Financial Measures
1Adjusted EBITDA-In addition to our Net income determined in accordance with accounting principles generally accepted in the United States (“GAAP”), for purposes of evaluating operating performance, we use an Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (“Adjusted EBITDA”), which is adjusted to exclude certain significant items as set forth below. Our management uses Adjusted EBITDA to evaluate the operating performance of our business, as well as for executive compensation metrics, for comparable periods. Adjusted EBITDA should not be used by investors or other third parties as the sole basis for formulating investment decisions as it excludes a number of important cash and non-cash recurring items.

While Adjusted EBITDA is a non-GAAP measurement, management believes that it is an important indicator of operating performance, and useful to investors, because:

•	EBITDA excludes the effects of certain on-going financing and investing activities from earnings by eliminating the effects of interest and depreciation costs.

•
Other significant items, while periodically affecting our results, may vary significantly from period to period and have a disproportionate effect in a given period, which affects comparability of results. We have adjusted our results for these items to make our statements more comparable and therefore more useful to investors as the items are not representative of our ongoing operations. For the 13 weeks ended May 2, 2014, we excluded the loss on disposal of property and equipment as management considers the gains or losses on disposal of assets to result from investing decisions rather than ongoing operations.

LANDS' END, INC.
Adjusted EBITDA Reconciliation
(Unaudited)

	13 Weeks Ended
	May 2, 2014		May 3, 2013
(in thousands)	$’s	% of Net Sales	$’s	% of Net Sales
Net income	$10,868	3.3%	$7,336	2.3%
Income tax expense	6,138	1.9%	4,625	1.4%
Other income, net	(137)	—%	(1)	—%
Interest expense	1,925	0.6%	—	—%
Operating income	18,794	5.7%	11,960	3.7%
Depreciation and amortization	5,002	1.5%	5,652	1.8%
Loss on disposal of property and equipment	20	—%	—	—%
Adjusted EBITDA	$23,816	7.2%	$17,612	5.5%

LANDS’ END, INC.
Condensed Consolidated and Combined Statements of Cash Flows
(Unaudited)

	13 Weeks Ended
(in thousands)	May 2, 2014	May 3, 2013
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$10,868	$7,336
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	5,002	5,652
Amortization of debt issuance costs	155	—
Loss on disposal of property and equipment	20	—
Deferred income taxes	2,774	(204)
Change in operating assets and liabilities:
Inventories	44,135	31,972
Accounts payable	(39,543)	(36,617)
Other operating assets	(7,344)	(3,102)
Other operating liabilities	15,310	14,438
Net cash provided by operating activities	31,377	19,475
CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment	(1,548)	(818)
Net cash used in investing activities	(1,548)	(818)
CASH FLOWS FROM FINANCING ACTIVITIES
Contributions from / (distributions to) parent company, net	8,784	(24,868)
Proceeds from issuance of long-term debt	515,000	—
Debt issuance costs	(11,311)	—
Dividend paid to a subsidiary of Sears Holdings Corporation	(500,000)	—
Net cash provided by (used in) financing activities	12,473	(24,868)
Effects of exchange rate changes on cash	263	(291)
NET INCREASE (DECREASE) IN CASH	42,565	(6,502)
CASH, BEGINNING OF PERIOD	22,411	28,257
CASH, END OF PERIOD	$64,976	$21,755
SUPPLEMENTAL INFORMATION:
Supplemental Cash Flow Data:
Unpaid liability to acquire property and equipment	$391	$1,196
Income taxes paid	$2,079	$1,325

Financial information by segment is presented in the following tables for the 13 weeks ended May 2, 2014 and May 3, 2013.
SUMMARY OF SEGMENT DATA
LANDS' END, INC.
Segment Financial Information
(Unaudited)

(in thousands)	Direct	Retail	Corporate/ Other	Total
13 Weeks Ended May 2, 2014
Merchandise sales and services, net	$276,041	$54,430	$12	$330,483
Costs and expenses:
Cost of sales (excluding depreciation and amortization)	139,112	29,349	—	168,461
Selling and administrative	107,666	22,755	7,785	138,206
Depreciation and amortization	4,015	644	343	5,002
Other operating expense, net	—	—	20	20
Total costs and expenses	250,793	52,748	8,148	311,689
Operating income (loss)	25,248	1,682	(8,136)	18,794
Interest expense	—	—	1,925	1,925
Other income, net	—	—	137	137
Income (loss) before income taxes	25,248	1,682	(9,924)	17,006
Interest expense	—	—	1,925	1,925
Other income, net	—	—	137	137
Depreciation and amortization	4,015	644	343	5,002
Loss on disposal of property and equipment	—	—	20	20
Adjusted EBITDA	$29,263	$2,326	$(7,773)	$23,816
Total assets	$1,077,769	$66,808	$83,177	$1,227,754

LANDS' END, INC.
Segment Financial Information
(Unaudited)

(in thousands)	Direct	Retail	Corporate/ Other	Total
13 Weeks Ended May 3, 2013
Merchandise sales and services, net	$263,322	$55,700	$13	$319,035
Costs and expenses:
Cost of sales (excluding depreciation and amortization)	136,901	27,546	—	164,447
Selling and administrative	105,134	24,968	6,874	136,976
Depreciation and amortization	4,428	887	337	5,652
Total costs and expenses	246,463	53,401	7,211	307,075
Operating income (loss)	16,859	2,299	(7,198)	11,960
Other income, net	—	—	1	1
Income (loss) before income taxes	16,859	2,299	(7,197)	11,961
Other income, net	—	—	1	1
Depreciation and amortization	4,428	887	337	5,652
Adjusted EBITDA	$21,287	$3,186	$(6,861)	$17,612
Total assets	$1,065,611	$69,450	$40,668	$1,175,729